Schedule A
to the Investment Advisory Agreement
between Direxion Shares ETF Trust and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement between Direxion Shares ETF Trust (the “Trust”) and Rafferty Asset Management, LLC (the “Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below.  As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund's average daily net assets:

NON-LEVERAGED FUNDS

Direxion Auto Shares	0.35%
Direxion Airline Shares	0.35%

LEVERAGED FUNDS

Direxion Daily 2-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 2-Year Treasury Bear 3X Shares	0.75%
Direxion Daily 5-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 5-Year Treasury Bear 3X Shares	0.75%
Direxion Daily 10-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 10-Year Treasury Bear 3X Shares	0.75%
Direxion Daily 30-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 30-Year Treasury Bear 3X Shares	0.75%
Direxion Daily Agribusiness Bull 2X Shares	0.75%	Direxion Daily Agribusiness Bear 2X Shares	0.75%
Direxion Daily Basic Materials Bull 3X Shares	0.75%	Direxion Daily Basic Materials Bear 3X Shares	0.75%
Direxion Daily Brazil Bull 3X Shares	0.75%	Direxion Daily Brazil Bear 3X Shares	0.75%
Direxion Daily BRIC Bull 2X Shares	0.75%	Direxion Daily BRIC Bear 2X Shares	0.75%
Direxion Daily Canada Bull 2X Shares	0.75%	Direxion Daily Canada Bear 2X Shares	0.75%
Direxion Daily China Bull 3X Shares	0.75%	Direxion Daily China Bear 3X Shares	0.75%
Direxion Daily Clean Energy Bull 3X Shares	0.75%	Direxion Daily Clean Energy Bear 3X Shares	0.75%
Direxion Daily Commodity Related Bull 3X Shares	0.75%	Direxion Daily Commodity Related Bear 3X Shares	0.75%
Direxion Daily Consumer Discretionary Bull 3X Shares	0.75%	Direxion Daily Consumer Discretionary Bear 3X Shares	0.75%
Direxion Daily Consumer Staples Bull 3X Shares	0.75%	Direxion Daily Consumer Staples Bear 3X Shares	0.75%
Direxion Daily Developed Markets Bull 3X Shares	0.75%	Direxion Daily Developed Markets Bear 3X Shares	0.75%
Direxion Daily Emerging Markets Bull 3X Shares	0.75%	Direxion Daily Emerging Markets Bear 3X Shares	0.75%
Direxion Daily Energy Bull 3X Shares	0.75%	Direxion Daily Energy Bear 3X Shares	0.75%

Direxion Daily Financial Bull 3X Shares	0.75%	Direxion Daily Financial Bear 3X Shares	0.75%
Direxion Daily Global Infrastructure Bull 3X Shares	0.75%	Direxion Daily Global Infrastructure Bear 3X Shares	0.75%
Direxion Daily Gold Miners Bull 2X Shares	0.75%	Direxion Daily Gold Miners Bear 2X Shares	0.75%
Direxion Daily Healthcare Bull 3X Shares	0.75%	Direxion Daily Healthcare Bear 3X Shares	0.75%
Direxion Daily Homebuilders Bull 3X Shares	0.75%	Direxion Daily Homebuilders Bear 3X Shares	0.75%
Direxion Daily Home Construction Bull 3X Shares	0.75%	Direxion Daily Home Construction Bear 3X Shares	0.75%
Direxion Daily India Bull 2X Shares	0.75%	Direxion Daily India Bear 2X Shares	0.75%
Direxion Daily Indonesia Bull 3X Shares	0.75%	Direxion Daily Indonesia Bear 3X Shares	0.75%
Direxion Daily Large Cap Bull 3X Shares	0.75%	Direxion Daily Large Cap Bear 3X Shares	0.75%
Direxion Daily Latin America Bull 3X Shares	0.75%	Direxion Daily Latin America Bear 3X Shares	0.75%
Direxion Daily Malaysia Bull 3X Shares	0.75%	Direxion Daily Malaysia Bear 3X Shares	0.75%
Direxion Daily Mid Cap Bull 3X Shares	0.75%	Direxion Daily Mid Cap Bear 3X Shares	0.75%
Direxion Daily Natural Gas Related Bull 2X Shares	0.75%	Direxion Daily Natural Gas Related Bear 2X Shares	0.75%
Direxion Daily Real Estate Bull 3X Shares	0.75%	Direxion Daily Real Estate Bear 3X Shares	0.75%
Direxion Daily Regional Banks Bull 3X Shares	0.75%	Direxion Daily Regional Banks Bear 3X Shares	0.75%
Direxion Daily Retail Bull 2X Shares	0.75%	Direxion Daily Retail Bear 2X Shares	0.75%
Direxion Daily Russia Bull 2X Shares	0.75%	Direxion Daily Russia Bear 2X Shares	0.75%
Direxion Daily S&P 500 Bull 3X Shares	0.75%	Direxion Daily S&P 500 Bear 3X Shares	0.75%
Direxion Daily Semiconductor Bull 3X Shares	0.75%	Direxion Daily Semiconductor Bear 3X Shares	0.75%
Direxion Daily Small Cap Bull 3X Shares	0.75%	Direxion Daily Small Cap Bear 3X Shares	0.75%
Direxion Daily South Korea Bull 3X Shares	0.75%	Direxion Daily South Korea Bear 3X Shares	0.75%
Direxion Daily Taiwan Bull 3X Shares	0.75%	Direxion Daily Taiwan Bear 3X Shares	0.75%
Direxion Daily Technology Bull 3X Shares	0.75%	Direxion Daily Technology Bear 3X Shares	0.75%
Direxion Daily Thailand Bull 3X Shares	0.75%	Direxion Daily Thailand Bear 3X Shares	0.75%
Direxion Daily Total Market Bull 3X Shares	0.75%	Direxion Daily Total Market Bear 3X Shares	0.75%
Direxion Daily Utilities Bull 3X Shares	0.75%	Direxion Daily Utilities Bear 3X Shares	0.75%
Direxion Daily Water Bull 3X Shares	0.75%	Direxion Daily Water Bear 3X Shares	0.75%
Direxion Daily Wind Energy Bull 3X Shares	0.75%	Direxion Daily Wind Energy Bear 3X Shares	0.75%

Dated:           February 10, 2010